Exhibit 5.1




                [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]




                                                               May 26, 2004



Pooled Auto Securities Shelf LLC
One Wachovia Center
Charlotte, North Carolina  28288

     Re:  Pooled Auto Securities Shelf LLC
          Registration Statement on Form S-3
          ----------------------------------

Dear Sirs:

     We have acted as special counsel for Pooled Auto Securities Shelf LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the registration statement on Form S-3 (No. 333-114784) (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of up to $2,500,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates" and, together with the Notes, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Company (each, a "Trust") under and pursuant to a pooling and servicing agreement, trust agreement or indenture (each, an "Agreement"), each to be identified in the prospectus supplement for such Series of Securities.

     As special counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval System or other sites on the internet, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Company and others.

  SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

     Based upon such examinations and our consideration of such questions of law as we have deemed relevant under the circumstances, and subject to the qualifications, exceptions, assumptions and limitations set forth herein, we are of the opinion that when the Securities of a Series have been duly executed, authenticated and delivered in accordance with the terms of the related Agreements and issued and delivered against payment therefor as described in the Registration Statement, the Certificates of such Series, if any Certificates are issued, will be legally issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, and the Notes of such Series, if any Notes are issued, will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the related Trust, enforceable against the related Trust in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

     The foregoing opinion is limited to matters arising under the federal laws of the United States of America and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York or as to any matters arising thereunder or relating thereto. We note that the Registration Statement provides that a Trust may be organized as a statutory trust under Delaware law, and that the forms of trust agreement included as Exhibits 4.1.1 and 4.1.2 provide that they shall be governed by Delaware law. Accordingly, we express no opinion herein regarding the Certificates to the extent issued by a Delaware statutory trust pursuant to such trust agreements.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm as special counsel to the Company under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplements forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                  Very truly yours,

                                           /s/ SIDLEY AUSTIN BROWN & WOOD LLP



                                      2